                                                                      EXHIBIT 11

              Continental Medical Systems, Inc. and Subsidiaries

                       Computation of Earnings per Share

                                                                                THREE MONTHS ENDED
                                                                                   SEPTEMBER 30,
                                                                             1994                1993
                                                                           ----------------------------
                                                                       (In thousands, except per share data)
PRIMARY:

 Shares outstanding at beginning of period                                  38,359               36,935
 Weighted average shares issued pursuant to:
  Employee benefit plans                                                        22                   54
  Acquisition agreements                                                                            103
 Dilutive effect of outstanding stock options                                  255                  202
 Contingent shares issuable pursuant to acquisition
  agreements                                                                   323                  647
                                                                           --------             --------
 Weighted average number of shares and equivalent
  shares outstanding                                                        38,959               37,941
                                                                           ========             ========

 Net income                                                                 $5,761               $7,573
 Additional goodwill amortization from contingent shares
  issuable pursuant to acquisition agreements                                  (44)                 (44)
                                                                           --------             --------
 Adjusted net income used in primary calculation                            $5,717               $7,529
                                                                           ========             ========

 Net income per share and equivalent share                                   $0.15                $0.20
                                                                           ========             ========


FULLY DILUTED:

 Weighted average number of shares and equivalent
  shares used in primary calculation                                        38,959               37,941
 Additional dilutive effect of stock options                                   109                   12
 Additional dilutive effect of contingent shares issuable pursuant
  to acquisition agreements                                                    192
 Assumed conversion of dilutive convertible debentures                         234                  234
                                                                           --------             --------

 Fully diluted weighted average number of shares and
  equivalent shares outstanding                                             39,494               38,187
                                                                           ========             ========


 Net income used in primary calculation                                     $5,717               $7,529
 Adjustment for interest expense, net of related income
  tax benefits                                                                  23                   23
                                                                           --------             --------

 Adjusted net income used in fully diluted calculation                      $5,740               $7,552
                                                                           ========             ========
 Fully diluted net income per share and equivalent share                     $0.15                $0.20
                                                                           ========             ========